U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                         FORM 8-K


                                       CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): February 21, 2006

                                   WORLD AM, INC.
            (Exact Name of Company as Specified in Its Charter)

          Nevada                    0-30639               90-0142757
(State or Other Jurisdiction (Commission File Number)  (I.R.S. Employer
         of Incorporation)                            Identification No.)

4040 MacArthur Boulevard, Suite 240, Newport Beach, California    92660
       (Address of Principal Executive Offices)                 (Zip Code)

     Company's telephone number, including area code:  (949) 955-5355

                   _______________________________________
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On February 21, 2006, the Company appointed David J. Barnes, a director of the Company, as its Chief Financial Officer. Mr.
Barnes, age 49, served as a financial advisor, from 1983 to 1999, with the firms of UBS Paine Webber, Prudential Securities and Spelman & Company. At Prudential and Spelman, he worked extensively in the areas of corporate finance and corporate and municipal cash management.

     Mr. Barnes served as a board member and chief financial officer of Cage Concepts, a bone cage manufacturer (June 1999 to October
2002), a board member and chair of the audit committee of Advanced Spine Fixation Systems, Inc., a spinal implant manufacturer (October 1990 to February 2003), and a board member of Osteo Implants, an orthopedic product manufacturer (January 2003 to September 2004). Mr. Barnes served as vice president finance and investor relations with Commerce Energy Corporation from August 2004 to December 2004.

     From January 2000 to the present, Mr. Barnes has served as president of Nexus Advisory Corporation. He also serves as chairman of the board and chairman of the audit committee of DataLabs of Irvine, California, an electronic processor of clinical studies (from May 2004). Mr. Barnes received an Associate of Science degree in Criminal Justice from Victor Valley College and a B.S. degree in criminal justice from San Diego State University in 1978; he completed a municipal securities management program at Emory University in 1984.

     Mr. Barnes does not have an employment agreement with the Company.

     A press release announcing the appointment of Mr. Barnes is contained in Exhibit 99 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.


                               SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am, Inc.



Dated: February 27, 2006               By: /s/ Robert A. Hovee
                                       Robert A. Hovee
                                       Chief Executive Officer

                             EXHIBIT INDEX

Number             Description

99     Press Release issued by the Company, dated February 21,
       2006 (filed herewith).

                              EX-99
                         PRESS RELEASE

World Am Names Director David J. Barnes Its Chief Financial Officer

NEWPORT BEACH, CA -- (MARKET WIRE) -- 02/21/06 -- World Am, Inc. (OTC
BB: WDAM) today announced that David J. Barnes, a director of the company, has been appointed Chief Financial Officer, effective immediately.

Mr. Barnes is President of Nexus Advisory Corporation. He also serves as Chairman of the Board of DataLabs of Irvine, California, where he also is Chairman of the Audit Committee.

Mr. Barnes also has served as Vice President Finance and Investor Relations with Commerce Energy Corporation, a board member and Chief Financial Officer of Cage Concepts, and a board member and chair of the audit committee of Advanced Spine Fixation Systems, Inc. Over the past 11 years he has facilitated the financing, sales or public listing of seven companies.

Earlier, he served as a financial advisor, from 1983 to 1999, with the firms of UBS PaineWebber, Prudential Securities and Spelman & Company. At Prudential and Spelman, he worked extensively in the areas of corporate finance and corporate and municipal cash management. Prior to that, he worked in the office of the California State Attorney General.

Mr. Barnes obtained an Associate of Science degree in Criminal Justice from Victor Valley College. He received a B.S. degree in Criminal Justice from San Diego State University, and also completed a municipal securities management program at Emory University. He resides with his family in Laguna Hills, California.

Additional information on the company is available at http://www.world-am.com or http://www.isotecinc.com .

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited to those, set forth in the World Am, Inc. Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contact:
World Am, Inc.
Investor Relations
951-279-8884